Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by references in the registration statement of FirstEnergy Corp. on Form S-8 (File No. 333-72764) of our report dated April 11, 2002, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3 as of December 31, 2001 and 2000 and for the years then ended, which report is included in this Annual Report on Form 11-K.



                             MILLIGAN & COMPANY, LLC



105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 21, 2002